Exhibit 10.1

                              CONSULTING AGREEMENT

      This Consulting Agreement (this "Agreement") dated April 21, 2005, is by and between Marvin Feigenbaum, an individual residing at 124 West 60th Street, Apt 33L, New York, New York 10023(the "Consultant"), and United Diagnostic, Inc., a Delaware corporation with its executive offices located at 3 Gavish Street, Kfar Saba, Israel (the "Company").

Recitals

      A. The Company desires to retain the Consultant for the term set forth in this Agreement to assure itself of the services of the Consultant, and the Consultant is willing to be retained by the Company for the term on the terms and conditions set forth below.

      B. The Consultant desires to provide the services under this Agreement and represents that he is qualified to perform such services.

Agreement

      1. Retention of the Consultant. Subject to the terms and conditions set forth in this Agreement, the Company hereby retains the Consultant to perform the services set forth in this Agreement, and the Consultant accepts this retention on the terms and conditions set forth in this Agreement.

      2. Term. The term of this Agreement shall commence on April 21, 2005 and continue for one year. The Company may terminate this Agreement at any time by providing 30 days written notice of such intention to the Consultant.

      3. Scope and Location of Work. The services to be performed by the Consultant under this Agreement (the "Work") shall be to give financial advice to the Company.. During the term of this Agreement, the Consultant agrees to devote not more than 2 days per month to his duties under this Agreement. The Consultant shall not be required to travel for any purpose, including travel near Consultant's home or office, and may communicate with the Company and others by means of telephone, computer, fax or any other means chosen by the Consultant.

      4. Compensation and Payment. In full payment for the Consultant's services hereunder the Company agrees to pay the Consultant the sum of $100,000 simultaneously with the execution of this Agreement. Such payment shall be deemed earned in full upon the execution of this Agreement and no part of such payment shall be refundable for any reason.

(a) No Reverse Stock Split; D&O Insurance; 144 Sales. (i) For a period of 18 months after the date of this Agreement, the Company will not consummate a reverse stock split without the prior written consent of the Consultant.

(ii) For a period of two years after the date of this Agreement the Company shall cause the Consultant to be covered with respect to any acts or omissions of the Consultant during the term of this Agreement under an officers and directors errors and omissions liability policy maintained by the Company with the same insurance company covering officers and directors of the Company and which policy shall provide coverage to the Consultant to at least the same extent as provided to officers and directors of the Company and in any event have limits of at least $1,000,000 per occurrence and $2,000,000 in the aggregate. In addition, the Company shall not amend Article IX of its Amended and Restated By-laws (as of July 11, 2000), a copy of which is attached hereto as Exhibit A, or amend the Certificate of Incorporation of the Company in any manner which would supercede the provisions of Article IX of the Amended and Restated By-laws of the Company.

(iii) Within 10 days after a request therefore is made by the Consultant which request shall include all documentation reasonably necessary to evidence either
(A) the availability of Rule 144 (as reasonably determined by Company counsel) or (B) the availability of a "no sale" opinion regarding a gift of shares, with respect to the shares requested to be transferred, the Company shall cause its counsel to issue to the Company's transfer agent a favorable opinion that Feigenbaum may transfer the shares referenced in the request without registration under the Securities Act of 1933, as amended (the "Act") by virtue of an exemption from registration afforded under Rule 144 or because the registration provisions of the Act do not apply because the transfer is not a sale, as defined in the Act, as the case may be. The Company shall also deliver to its transfer agent any other documentation, if any, necessary to transfer such shares. The Company shall bear all fees and expenses of Company's counsel in connection with the foregoing opinions If the Consultant transfers any of his shares to a donee, the obligations of the Company in this Section 4(a)(iii) may also be exercised by the donee. As liquidated damages and not as a penalty, for every day the Company is in default under its obligations under this Section 4(a)(iii), the Company shall issue to the Consultant 10,000 shares of the Company's Common stock.(such number of shares to be proportionately adjusted if the outstanding shares of the Company shall exceed 6,597,090 shares.


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(b) Registration Rights. The Company is simultaneously  herewith entering into a registration rights agreement with the Consultant in the form of Exhibit B attached hereto.

(c) Expense Reimbursement. The Consultant shall be entitled to reimbursement for all reasonable travel related expenses upon advance written approval of the Company.

      5. Independent Contractor. The Consultant agrees to perform the Work as an independent contractor. The Consultant is not granted any right or authority or responsibility, expressed, implied or apparent, on behalf of or in the name of the Company to bind, or act on behalf of, the Company.

      6. Modifications. No amendment or modification to this Agreement shall be effective unless made in writing.

      7. Assignment. This Agreement and all of the Consultant's rights, duties and obligations under this Agreement are personal in nature and, except as provided in Section 4(a)(iii) of this Agreement, shall not be subcontracted, assigned, delegated or otherwise disposed of by the Consultant without the prior written consent of the Company.

      8. Liability Limitation. In no event shall either party be liable to the other party whether in contract, tort or otherwise, for payment of any special, indirect, incidental, consequential or similar damages.

      9. Indemnification. The Company shall protect, defend, indemnify and hold the Consultant free and unharmed from and against any and all claims, liabilities, loss, costs, or damages, including court costs and attorneys' fees, whether raised by the Consultant or a third party, which shall arise in connection with any breach by the Company of a covenant, warranty or representation contained herein.

      10. Notice. All notices required under this Agreement shall be deemed given when sent by overnight courier or registered or certified mail, or when sent by telecopy, telegraph or other graphic, electronic means and confirmed by overnight courier or registered or certified mail addressed to the address set forth in the preamble to this Agreement. Either party shall have the right to change the address or name of the person to whom such notices are to be delivered by notice to the other party.

      11. Law and Venue. This Agreement shall be governed in all respects by and construed in accordance with the laws of the State of New York without regard to conflicts of law provisions. Any litigation between the parties shall be conducted in the state of federal courts of the State of New York.

      12. Waiver of Trial by Jury. The Company and the Consultant hereby knowingly, voluntarily and intentionally waive the right to a trial by jury with respect to any litigation based hereon, or arising out of, under or in connection with this agreement. This provision is a material inducement for the parties entering into this agreement.

      13. Headings. The headings in this Agreement are provided for convenience of reference only and shall not affect the construction of the text of this Agreement.

      14. Non-Waiver. No waiver of any provision of this Agreement shall be deemed to be nor shall constitute a waiver of any other provision, whether or not similar, nor shall any waiver constitute a continuing waiver. No waiver shall be binding unless executed in writing by the party making the waiver.

      15. Cumulative Remedies. All rights and remedies of the parties under this Agreement shall be cumulative, and the exercise of any one right or remedy shall not bar the exercise of any other right or remedy.

      16. Severability. If any provision of this Agreement shall be held or deemed to be invalid, inoperative or unenforceable, such circumstances shall not affect the validity of any other provision of this Agreement.

      17. Complete Agreement. This Agreement constitutes the entire and final agreement and supersedes all prior and contemporaneous agreements, representations, warranties and understandings of the parties, whether oral, written or implied. The inclusion of this provision has been a material inducement for each of the parties to enter into this Agreement.


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      The parties have executed this Agreement  effective as of the day and year first above written.

United Diagnostic, Inc.                   Consultant

/s/ Michael Braunold                      /s/ Marvin Feigenbaum
--------------------                      ---------------------

Michael Braunold                          Marvin Feigenbaum


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                                    Exhibit A

       Indemnification Provisions Contained in Article IX of the Company's
                Amended and Rested By-laws (as of July 11, 2000)

                                   ARTICLE IX

                          INDEMNIFICATION OF DIRECTORS,

                             OFFICERS AND EMPLOYEES

      Except to the extent expressly prohibited by the Delaware Corporation Law, the corporation shall indemnify each person made or threatened to be made a party to any action or proceeding, whether civil or criminal, by reason of the fact that such person or such person's testator or intestate is or was a director, officer or employee of the corporation, or serves or served at the request of the corporation, any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise in any capacity, against judgment, fines, penalties, amounts paid in settlement and reasonable expenses, including attorneys' fees, incurred in connection with such action or proceeding, or any appeal therein, provided that no such indemnification shall be made if a judgment or other final adjudication adverse to such person establishes that his or her acts were committed in bad faith or were the result of active and deliberate dishonesty and were material to the cause of action so adjudicated, or that he or she personally gained in fact a financial profit or other advantage to which he or she was not legally entitled, and provided further that no such indemnification shall be required with respect to any settlement or other nonadjudicated disposition of any threatened or pending action or proceeding unless the corporation has given its prior consent to such settlement or other disposition.

      The corporation may advance or promptly reimburse upon request any person entitled to indemnification hereunder for all expenses, including attorneys' fees, reasonably incurred in defending any action or proceeding in advance of the final disposition thereof upon receipt of an undertaking by or on behalf of such person to repay such amount if such person is ultimately found not to be entitled to indemnification or, where indemnification is granted, to the extent the expenses so advanced or reimbursed exceed the amount to which such person is entitled, provided, however, that such person shall cooperate in good faith with any request by the corporation that common counsel be utilized by the parties to an action or proceeding who are similarly situated unless to do so would be inappropriate due to actual or potential differing interests between or among such parties.

      Nothing herein shall limit or affect any right of any person otherwise than hereunder to indemnification or expenses, including attorneys' fees, under any statute, rule, regulation, certificate of incorporation, by-law, insurance policy, contract or otherwise.

      Anything in these by-laws to the contrary notwithstanding, no elimination of this by-law, and no amendment of this by-law adversely affecting the right of any person to indemnification or advancement of expenses hereunder shall be effective until the 60th day following notice to such person or such action, and no elimination of or amendment to this by-law shall deprive any person of his or her rights hereunder arising out of alleged or actual occurrences, acts or failures to act prior to such 60th day.

      The corporation shall not, except by elimination or amendment of this by-law in a manner consistent with the preceding paragraph, take any corporate action or enter into any agreement which prohibits, or otherwise limits the rights of any person to, indemnification in accordance with the provisions of this by-law. The indemnification of any person provided by this by-law shall continue after such person has ceased to be a director, officer or employee of the corporation and shall inure to the benefit of such person's heirs, executors, administrators and legal representatives.

      The corporation is authorized to enter into agreements with any of its directors, officers or employees extending rights to indemnification and advancement of expenses to such person to the fullest extent permitted by applicable law, but the failure to enter into any such agreement shall not affect or limit the rights of such person pursuant to this by-law, it being expressly recognized hereby that all directors, officers and employees of the corporation, by serving as such after the adoption hereof, are acting in reliance hereon and that the corporation is estopped to contend otherwise.

      In case any provision in this by-law shall be determined at any time to be unenforceable in any respect, the other provisions shall not in any way be affected or impaired thereby, and the affected provision shall be given the fullest possible enforcement in the circumstances, it being the intention of the corporation to afford indemnification and advancement of expenses to its directors, officers and employees, acting in such capacities or in the other capacities mentioned herein, to the fullest extent permitted by law.


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      For  purposes  of this  by-law,  the  corporation  shall be deemed to have requested a person to serve an employee benefit plan where the performance by such person of his or her duties to the corporation also beneficiaries of the plan, and excise taxes assessed on a person with respect to an employee benefit plan pursuant to applicable law shall be considered indemnifiable expenses. For purposes of this by-law, the term "corporation" shall include any legal successor to the corporation, including any corporation which acquires all or substantially all of the assets of the corporation in one or more transactions.


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